Exhibit 10.7

AMENDMENT NO. 1

TO

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 (this “Amendment”) to those certain Senior Secured Convertible Promissory Notes (the “Fourth Notes”), issued by Arch Therapeutics, Inc., a Nevada corporation (the “Company”), to each Holder pursuant to that certain Securities Purchase Agreement, dated July 6, 2022, by and among the Company and the signatories thereto (the “Holders”), as amended on January 18, 2023, May 15, 2023 and March 12, 2024 (as amended, the “Securities Purchase Agreement”) is made and entered into effective March 15, 2024 by and among the Company and the Consenting Stockholders (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Consenting Stockholders desire to amend the Fourth Notes to modify the terms of the Uplist (as defined below) repayment provision and extend the date for completion of the Uplist;

WHEREAS, pursuant to Section 4.3 of the Fourth Notes and Section 7(e) of the Securities Purchase Agreement, the Fourth Notes may be amended in a written instrument signed by the Company, the Lead Investor, and Holders which purchased at least 50% plus $1.00 of the Notes based on the initial Principal Amounts thereunder (the Lead Investor and such Holders, collectively the “Consenting Stockholders”); and

WHEREAS, the undersigned Holders constitute the Consenting Stockholders.

NOW, THEREFORE, in exchange for good and valuable consideration including, without limitation, the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Amendments to the Fourth Notes.

1.1 The Fourth Notes are hereby amended by deleting the words “March 15, 2024” in the first paragraph of the Fourth Notes and replacing such words with the following words in substitution therefor:

“April 30, 2024”

1.2 Section 2.9 of the Fourth Notes is hereby amended and restated as follows:

“Events Upon Uplist. While any portion of this Note is outstanding, in the event of the listing of the Common Stock on any of the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or NYSE American (the “Uplist”), simultaneously upon the closing of the offering conducted in conjunction with the Uplist (such offering, the “Uplist Transaction”), ninety five percent (95%) of the then outstanding Principal Amount of this Note shall automatically convert (the “Automatic Conversion”) into shares of Common Stock, with the Conversion Price for purposes of such Automatic Conversion being equal to $0.50 (subject to adjustment for stock splits and similar transactions occurring after the date of the execution of this Amendment) per share. Furthermore, the Borrower shall give the Holder at least five business days prior notice identifying the date of closing of the Uplist Transaction. Notwithstanding the foregoing, if the Holder owns more than one Convertible Note, unless it elects otherwise by notice to the Borrower prior the Automatic Conversion, the aggregate amount to be converted in the Automatic Conversion for all such Convertible Notes of the Holder combined will be allocated among such Convertible Notes in inverse order of when they were issued (such that the most recently issued Convertible Note is converted in full before any portion of the next-most-recently issued Convertible Note is converted, and so on until such aggregate amount to be converted has been converted).

In addition, upon the Automatic Conversion, the Holder shall receive a warrant (the “Uplist Conversion Warrant”) to purchase a number of shares of Common Stock equal to 80 (subject to adjustment for stock splits (which, for the avoidance of doubt, in the case of a reverse stock split, would cause such number to decrease by dividing such number by the reverse stock split factor) and similar transactions occurring after the date of the execution of this Amendment) times the dollar amount under this Note that was converted in the Automatic Conversion. The Uplist Conversion Warrant shall have an exercise price equal to $0.50 (subject to adjustment for stock splits and similar transactions occurring after the date of the execution of this Amendment) per share and shall otherwise be identical to the warrants (other than pre-funded warrants) issued pursuant to the Securities Purchase Agreement dated as of November 8, 2023 (the “Uplist PIPE”). Upon the issuance of the Uplist Conversion Warrant to the Holder, all interest payable under this Note shall be forgiven and cancelled, and no other interest shall be due or payable hereunder. The Company shall file, no later than sixty (60) days after the closing of the Uplist Transaction, a registration statement on Form S-4, or other appropriate form, registering the offer by the Company to exchange (and the Company shall in turn offer to exchange), on a one-for-one basis, all outstanding Uplist Conversion Warrants and Other Warrants (as defined below) for newly issued warrants identical to the warrants that will be sold in the Uplist Transaction accompanying the shares of Common Stock (or share equivalents) being sold in the Uplist Transaction (except that the exercise price shall remain the same as the exercise price specified above), which warrants are expected to be listed on the Nasdaq Capital Market under the symbol “ARTHW.” As used herein, “Other Warrants” means and includes: (x) all warrants issued pursuant to the Securities Purchase Agreement; (y) all warrants (other than pre-funded warrants) issued in the Uplist PIPE; and (z) the Exchange Warrants (as defined in the Bridge Purchase Agreement (as defined below)). Such registration statement and exchange offer shall allow each holder of a Uplist Conversion Warrant or Other Warrant to participate in such exchange and receive, no later than the earlier of (a) 60th calendar day following the date of the registration statement filing and (b) the fifth trading day following the date on which the Company is notified by the U.S. Securities and Exchange Commission that the registration statement will not be reviewed or is no longer subject to further review and comments, the new warrants in exchange as provided above, and such new warrants shall immediately be tradable on the Nasdaq Capital Market and the underlying shares issuable upon exercise of such warrants shall from and after such time be registered and fully tradable in each case to the same extent as the shares of Common Stock sold in the Uplist Transaction (and required current prospectuses shall be provided). Failure of the Borrower to comply with this provision, including the obligations in any of the previous three sentences, shall constitute an Event of Default. If after the Uplist Conversion Warrant is issued to the Holder the Borrower makes a prepayment of all or any portion of the remaining outstanding amount under this Note prior to the Maturity Date, the prepayment shall not be subject to the prepayment premiums set forth in Section 1.9 herein.

Upon the Automatic Conversion, a Holder shall receive pre-funded warrants (the “Note Conversion Pre-Funded Warrants”) in lieu of shares of Common Stock otherwise issuable to the Holder to the extent that the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the Automatic Conversion with respect to which the determination of this sentence is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (or 9.99% if elected in writing by the Holder prior to the date of the execution of this Amendment) of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulations 13D-G thereunder, provided, that the limit may be waived by the Holder (up to a maximum of 9.99%) upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The Note Conversion Pre-Funded Warrants shall have a nominal exercise price of $0.000125 per share (subject to adjustment for stock splits and similar transactions occurring after the date of the execution of this Amendment), may be exercised on a cashless basis, shall be exercisable immediately upon issuance, shall contain a customary beneficial ownership limitation provision and shall otherwise be identical to the pre-funded warrants issued in the Uplist PIPE.”

1.3 The Fourth Notes are hereby amended by deleting the words “by March 15, 2024” in Section 3.23 of the Fourth Notes and replacing such words with the following sentence in substitution therefor:

“by April 30, 2024”

2.	Miscellaneous.

2.1 The “Fourth Note Amendment Termination Date” is hereby extended to April 30, 2024.

2.2 Except as expressly amended by this Amendment, the terms and provisions of the Fourth Notes shall continue in full force and effect. No reference to this Amendment need be made in any instrument or document making reference to the Fourth Notes; any reference to the Fourth Notes in any such instrument or document shall be deemed a reference to the Fourth Notes as amended hereby. The Fourth Notes as amended hereby shall be binding upon the parties thereto and their respective assigns and successors.

2.3 This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada as such laws are applied to agreements between parties in Nevada.

2.4 This Amendment may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ARCH THERAPEUTICS, INC.

By:
Name: Michael S. Abrams Title: Chief Financial Officer

Signature Page to Amendment No. 15 to the Fourth Notes

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

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By:
Name: Title:

Signature Page to Amendment No. 15 to the Fourth Notes